                                                                     EXHIBIT 4.3

                            CASE CREDIT CORPORATION

                       ACTIONS OF THE AUTHORIZED OFFICERS


     Pursuant to the authority granted by the Board of Directors of Case Credit Corporation (the "Corporation") in its September 15, 1997 resolutions (the "Resolutions"), the undersigned agree as follows:

     1. The Corporation is hereby authorized to issue and sell or cause to be issued and sold, on a continuous basis, Securities as a series of securities under the Indenture, dated as of October 1, 1997 (the "Indenture"), between the Corporation and The Bank of New York, as Trustee (the "Trustee"). The terms of such series shall be as follows:

          (a) The Securities of such series shall be known and designated as the "Medium-Term Notes, Series A," due from 9 Months to 30 Years from Date of Issue, of the Corporation (the "Notes");

          (b) The aggregate initial offering price of Notes which may be authenticated and delivered under the Indenture is limited to $550,000,000 (subject to reduction by other issuances of Securities that have been registered under the Securities Act of 1933, as amended, pursuant to the Corporation's registration statement numbers 333-35815 and 33-80775), except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7 of the Indenture, and except for any Notes which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture. As used herein, the term "initial offering price" means (i) in the case of a Note which is not an Original Issue Discount Security, the principal amount thereof and (ii) in the case of a Note which is an Original Issue Discount Security, the issue price thereof (as determined by subtracting the original issue discount as stated on the face of such Note from the principal amount thereof);

          (c) The Notes shall be issuable as registered securities in denominations of $1,000 and integral multiples of $1,000 in excess thereof;

          (d) Each Note will be represented by either a global security (a "Book-Entry Note") registered in the name of a nominee of a depositary, which may include The Depository Trust Company, or a certificate issued in definitive form, all as determined by an Authorized Officer, and each officer of the Corporation is hereby authorized to negotiate, execute and deliver, for and in the name of and on behalf of the Corporation, such documents as such officer shall deem necessary or advisable in order to provide for the depositary arrangement with respect to the Book-Entry Notes;

          (e) The date on which the principal of each of the Notes is payable shall be the date from nine months to 30 years from the date of its original issuance as determined by an Authorized Officer (as defined in the Resolutions) and set forth in the applicable pricing supplement to the prospectus supplement relating to the Notes (a "Pricing Supplement");

          (f) With respect to the Notes which are interest bearing, the Notes shall bear interest at a rate or rates (or formula for determining such rate or rates), which shall accrue from such date or dates and be payable on such date or dates, to be determined from time to time by an Authorized Officer and set forth in an applicable Pricing Supplement or Note, subject to the Resolutions, the Indenture and applicable law, and the record date with respect to any date upon which interest is payable shall be such date or dates as determined by an Authorized Officer;

          (g) The interest rate or interest rate formula (as the case may be) for Notes may be reset at the option of the Corporation if so authorized by an Authorized Officer and set forth in an applicable Pricing Supplement or Note upon the terms so authorized and set forth;

          (h) The place where the principal of and any premium and interest on the Notes shall be payable is at the office or agency of the Corporation maintained for that purpose in The City of New York, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the person entitled thereto, as such address shall appear in the Security Register;

          (i) The Notes may be redeemed at the option of the Corporation and/or repaid at the option of the Holder if so authorized by an Authorized Officer and set forth in an applicable Pricing Supplement or Note upon the terms so authorized and set forth;

          (j) The Corporation shall not be obligated to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

          (k) The payment of the principal and any premium and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

          (l) Both Section 13.2 and Section 13.3 of the Indenture shall apply to the Notes; and

          (m) The Notes shall contain and be subject to any additional terms and conditions as may be established from time to time by an Authorized Officer not inconsistent with the provisions of the Indenture or the Resolutions.

     2. The purchase price to be paid to the Corporation for the sale of the Notes shall be such amount or amounts as determined from time to time by any Authorized Officer.

     3. The Notes are to be offered on a continuing basis by the Corporation through J.P. Morgan Securities Inc., Chase Securities Inc. and Citicorp Securities, Inc., as agents (the "Agents"), pursuant to a Distribution Agreement, dated December 8, 1997 (the "Distribution Agreement"), between the Corporation and the Agents, which Distribution Agreement is hereby approved, and the execution and delivery of such Distribution Agreement, for and on behalf of the Corporation, is hereby ratified and approved. The Corporation also may sell Notes (i) to any or all of J.P. Morgan Securities Inc., Chase Securities Inc. and Citicorp Securities, Inc., as principal or principals, pursuant to the Distribution Agreement, and (ii) directly on its own behalf.

     4. The Calculation Agency Agreement, dated December 8, 1997, by and between the Corporation and the Trustee (the "Calculation Agency Agreement"), relating to the Notes is hereby approved, and the execution and delivery of such Calculation Agency Agreement, for and on behalf of the Corporation, is hereby ratified and approved.

     5. There is attached hereto as Annex A-1 and A-2 forms of the Notes, which forms are hereby approved, with such changes or additions as may be approved by an Authorized Officer or by an officer, employee or agent of the Corporation acting pursuant to authority delegated to such officer, employee or agent by an Authorized Officer, provided that, in any such case, the changes or additions are not inconsistent with the requirements of the Indenture or the Resolutions.

     6. The Bank of New York is hereby designated and appointed as Paying Agent and Securities Registrar with respect to the Notes.

     7. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

     IN WITNESS WHEREOF, on behalf of the Corporation, the undersigned Authorized Officers of the Corporation have executed this Officers' Certificate as of this 8th day of December, 1997.


                                    CASE CREDIT CORPORATION



                                    By:  /s/ KENNETH R. GANGL
                                         -------------------------
                                      Name:   Kenneth R. Gangl
                                      Title:  President and Chief
                                              Executive Officer



                                    By: /s/ ROBERT A. WEGNER
                                       ---------------------------
                                      Name:   Robert A. Wegner
                                      Title:  Vice President and
                                              Chief Financial
                                              Officer